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                                                                    EXHIBIT 10.2

                        RESTRICTED STOCK GRANT AGREEMENT


     THIS AGREEMENT is made and entered into as of May 1, 1997, by and between SILVERADO FOODS, INC., an Oklahoma corporation (the "Company"), and TIMOTHY G. BRUER ("Grantee").

     WITNESSETH:

     In consideration of the presently existing relationship between the Company and Grantee and services previously rendered by Grantee to the Company, and as an additional inducement to Grantee to continue his efforts on behalf of the Company and in order to provide a means for Grantee to acquire a proprietary interest in the Company, it is agreed between the Company and Grantee as follows:

     1. Restricted Stock Grant. The Company hereby grants to Grantee, subject to the provisions hereinafter contained, 50,000 shares of the Company's common stock, par value $0.01 per share (the "Restricted Stock"). Except as otherwise provided in this Agreement, Grantee shall be entitled to all the rights of absolute ownership of the Restricted Stock, including the right to vote such stock and to receive dividends therefrom if, as, and when declared by the Company's Board of Directors.

     2. Possession of Certificates. The company shall issue a certificate for the Restricted Stock in Grantee's name and shall retain that certificate for the period during which the restrictions described in Section 3 are in effect. Grantee shall execute and deliver to the Company a stock power in blank for the Restricted Stock. Grantee hereby agrees that the Company shall hold the certificate for the Restricted Stock and the related stock power pursuant to the terms of this Agreement until such time as the restrictions described in Section 3 lapse and the Restricted Stock becomes vested or the Restricted Stock is canceled pursuant to the terms of Section 3.

     3. Restrictions. The grant of the Restricted Stock shall be subject to the following terms and conditions:

          (a) Restriction on Non-Vested Restricted Stock. Shares of non-vested Restricted Stock awarded to Grantee may not be sold, transferred, pledged, hypothecated, encumbered, or otherwise alienated in any manner, whether voluntarily, by operation of law or otherwise, until Grantee becomes vested in those shares.

          (b) Vesting of Restricted Stock. Grantee's rights to the shares of Restricted Stock awarded to him shall vest in accordance with the following schedule:


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                  ========================================
                                             Percentage of
                           Date              Shares Vested
                  ----------------------------------------
                      August 1, 1997                12.5%
                  ----------------------------------------
                      November 1, 1997                25%
                  ----------------------------------------
                      March 1, 1998                 37.5%
                  ----------------------------------------
                      May 1, 1998                     50%
                  ----------------------------------------
                      August 1, 1998                62.5%
                  ----------------------------------------
                      November 1, 1998                75%
                  ----------------------------------------
                      March 1, 1999                 87.5%
                  ----------------------------------------
                      May 1, 1999                    100%
                  ========================================


          (c) Forfeiture. Shares of non-vested Restricted Stock awarded to Grantee will be forfeited if Grantee's employment with the Company is terminated for any reason other than Employee's death or permanent disability which results in a termination of Grantee's employment with the Company.

          (d) Death or Disability. At the time and on the date of Grantee's (i) death while employed by the Company or (ii) permanent disability resulting in termination of employment with the Company, and prior to the date Grantee otherwise becomes fully vested in all the Restricted Stock awarded to Grantee, 100% of the shares of Restricted Stock awarded to Grantee will become fully vested and all restrictions of this Section 3 placed on each share of Restricted Stock shall lapse. Grantee or Grantee's estate, personal representative or beneficiary, as the case may be, shall have full rights with respect to such vested Restricted Stock subject to applicable state and federal laws and regulations.

     4. Taxes. Grantee shall pay to the Company upon notification of the amount due, and prior to or concurrently with the issuance or delivery of a certificate for shares of Restricted Stock, any amount necessary to satisfy applicable federal, state or local taxes required to be withheld by the Company.

     5. Investment Representation. Grantee hereby represents and warrants that the shares of Restricted Stock awarded to him are being acquired for investment purposes only and without any present intention to sell or distribute such shares. Grantee acknowledges that the issuance of the shares of Restricted Stock will not be registered under the federal or any applicable state securities acts and may not be resold or otherwise transferred except pursuant to a registration statement which has been declared effective under the Securities Act of 1933, as amended, and any applicable state securities act or in a transaction which, in the opinion of counsel acceptable to the Company, is exempt from the

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registration requirements of such acts, and Grantee further agrees that the certificates evidencing such Restricted Stock may bear an appropriate legend to such effect. The certificate for the Restricted Stock shall also bear a legend referring to the terms of this Agreement. Any attempt to dispose of the Restricted Stock in contravention of the terms of this Agreement shall be ineffective.

     6. Anti-Dilution. In the event that (i) the number of outstanding shares of the common stock of the Company shall be changed by reason of a merger, consolidation, reorganization, recapitalization, stock dividend, "split-up" or other change in the corporate structure or capitalization of the Company, or
(ii) the common stock of the Company is converted into or exchanged for other shares as a result of any merger or consolidation (including a sale of assets) or other recapitalization, the number of shares of Restricted Stock shall be subject to appropriate adjustments to reflect such change.

     7. Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, trustees, successors and assigns.

     8. Entire Agreement. This Agreement constitutes the entire agreement between the Company and Grantee in respect of the subject matter and may not be amended or modified in any manner except by instrument in writing signed by both parties hereto.

     EXECUTED as of the day and year first above written.

                                    "COMPANY"

                                    SILVERADO FOODS, INC.


                                    By:_______________________
                                    Name:_____________________
                                    Title:____________________

                                    "GRANTEE"


                                    __________________________
                                    Timothy G. Bruer

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